Avalon Correctional Services, Inc. and Subsidiaries

                     Pro Forma Combined Financial Statements
                                   (Unaudited)


The unaudited pro forma combined financial statements give effect to the acquisition of The Villa at Greeley, LLC ("Villa") by Avalon Correctional Services, Inc. and Subsidiaries ("Avalon"), which has been accounted for using the purchase method of accounting. The pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of Avalon. The pro forma adjustments are based upon available information and certain assumptions that Avalon believes are reasonable. This information should be read in conjunction with the historical financial statements and related notes of Avalon and the financial statements of Villa.

                AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)

                                 March 31, 1999


                                         Historical                      Pro Forma
                                    --------------------     -------------------------------
                                    Avalon        Villa      Adjustments            Combined



                                --------------------------------------------------------------
Cash and cash equivalents        $ 1,208,000    $   54,000    $  (54,000)   (1)    $ 1,208,000
Other current assets               2,791,000       502,000      (627,000)   (1)      2,666,000
Property and equipment, net       17,301,000       776,000     6,697,000    (2)     24,774,000
Other assets                       2,715,000         2,000     1,226,000   (1,2)     3,943,000

                                --------------------------------------------------------------
 Total assets                    $24,015,000    $1,334,000    $7,242,000           $32,591,000
                                ==============================================================



Current liabilities              $ 1,310,000    $  447,000    $ (332,000)   (1)    $ 1,425,000
Long-term debt                    12,809,000       757,000     7,704,000   (1,2)    21,270,000
Convertible debentures             3,850,000           ---           ---             3,850,000
Redeemable common stock            4,124,000           ---           ---             4,124,000
Stockholders' equity/Capita1       1,922,000       130,000      (130,000)            1,922,000

                                --------------------------------------------------------------
 Total liabilities and equity    $24,015,000    $1,334,000    $7,242,000           $32,591,000
                                ==============================================================





            See accompanying notes to pro forma financial statements

                       AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES

                          PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                         (UNAUDITED)

                             For the year ended December 31, 1998


                                       Historical                          Pro Forma
                                   --------------------         ----------------------------
                                   Avalon         Villa         Adjustments         Combined



                                --------------------------------------------------------------
Revenues                         $ 7,686,000    $4,815,000    $      ---           $12,501,000
Costs and expenses

Direct operating                   4,692,000     4,657,000      (994,000)(3,4,5)     8,355,000
General and administrative         1,091,000           ---           ---             1,091,000
Development Costs                    336,000           ---           ---               336,000
Loss on property held for sale        91,000           ---           ---                91,000
Depreciation and amortization        628,000           ---       269,000   (3,6)       897,000
Interest expense                   1,224,000           ---       698,000   (3,7)     1,922,000

                                --------------------------------------------------------------
                                   8,062,000     4,657,000       (27,000)           12,692,000
                                --------------------------------------------------------------
Income (loss) before
income tax                          (376,000)      158,000        27,000              (191,000)
Income tax expense                       ---           ---           ---                   ---
                                --------------------------------------------------------------
Income (loss) before cumulative
effect of change in accounting
principle                           (376,000)      158,000        27,000              (191,000)
Cumulative effect of change in
accounting principle                 (74,000)          ---           ---               (74,000)
                                --------------------------------------------------------------
Net Income (loss)                   (450,000)      158,000        27,000              (265,000)
                                ==============================================================
Basic and diluted loss per share

Continuing Operations            $     (0.11)                                      $     (0.05)

Cumulative effect of change
in accounting principle                (0.02)                                            (0.02)
                                -------------                                     ------------
Net loss per share:              $     (0.13)                                      $     (0.07)
                                =============                                     ============

Weighted average common
shares outstanding, basic and
diluted                            3,499,403                                         3,499,403
                                =============                                     ============


            See accompanying notes to pro forma financial statements

                       AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES

                          PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                         (UNAUDITED)

                          For the three months ended March 31, 1999


                                         Historical                       Pro Forma

                                    -------------------       ------------------------------
                                    Avalon        Villa       Adjustments           Combined



                                --------------------------------------------------------------
Revenues                         $ 2,427,000    $1,254,000    $      ---           $ 3,681,000
Costs and expenses

Direct operating                   1,505,000     1,178,000     ( 269,000)(3,4,5)     2,414,000
General and administrative           330,000           ---           ---               330,000
Development Costs                    222,000           ---           ---               222,000
Depreciation and amortization        185,000           ---        67,000   (3,6)       252,000
Interest expense                     452,000           ---       175,000   (3,7)       627,000

                                --------------------------------------------------------------
                                   2,694,000     1,178,000       (27,000)            3,845,000
                                --------------------------------------------------------------
Income (loss) before
income tax                          (267,000)       76,000        27,000              (164,000)
Income tax expense               ---        ---           ---              ---
                                --------------------------------------------------------------
Income (loss) before
extraordinary items                 (267,000)       76,000        27,000              (164,000)

Extraordinary loss from early
retirement of debt                   (35,000)          ---           ---               (35,000)
                                --------------------------------------------------------------
Net Income (loss)                   (302,000)       76,000        27,000              (199,000)
                                ==============================================================
Basic and diluted loss per share

Continuing Operations            $     (0.05)                                      $     (0.04)

Extraordinary loss from early
retirement of debt                     (0.01)                                            (0.01)
                                -------------
Net loss per share:              $     (0.06)                                      $     (0.05)
                                =============                                     =============

Weighted average common
shares outstanding, basic and
diluted                            4,665,790                                         4,655,790
                                =============                                     =============

            See accompanying notes to pro forma financial statements

                     Avalon Correctional Services, Inc. and Subsidiaries

                       NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS



NOTE A - BASIS OF PRESENTATION

     On June 9, 1999, Avalon Correctional Services Inc, acquired The Villa at Greeley, LLC including all real estate and contract rights for approximately $8,600,000. The accompanying pro forma combined balance sheet has been presented as if the acquisition occurred on March 31, 1999 and the accompanying pro forma combined statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared as if the acquisition was consummated on January 1, 1998.

NOTE B - PRO FORMA ADJUSTMENTS

     Pro forma adjustments are necessary to reflect the assumed effect of the combination on the balance sheet as of March 31, 1999 and the statements of operations assuming the acquisition was consummated on January 1, 1998. The accompanying pro forma balance sheet and statements of operations reflect the following adjustments:

     (1) All assets other than property, plant and equipment and contract rights were retained by the former ownership of The Villa at Greeley, LLC. Some items such as prepaid insurance and accrued absences were transferred to Avalon and the purchase price adjusted properly.

     (2) Avalon financed $8,461,000 of the purchase price through Avalon's senior line of credit.

     (3) Depreciation and interest expense of The Villa at Greeley were included in operations expense in the financial statements of The Villa. The amounts are properly reclassified in the pro forma statement of operations.

     (4) The Villa at Greeley, LLC, leased the real estate in operations from University Holdings, LLC, a related party company. Avalon purchased this real estate from the related party company as part of the $8,600,000 purchase price. Accordingly, rent expense that will be avoided by owning the real estate is excluded from operating expenses.

     (5) Owners of The Villa at Greeley, LLC, were paid certain compensation and fringe benefits. Operating expenses have been reduced for these amounts paid to the owners.

     (6) Depreciation of the real estate and amortization of the intangible assets acquired in the transaction are reflected in the pro forma adjustments. The purchase price was allocated based upon the fair values of the assets acquired. The real estate was appraised at $8,390,000. The contracts fair value was estimated at $1,379,000 based upon the future expected net revenues of those contracts discounted to present value. Therefore, 86% of the purchase price was allocated to real estate and 14% of the purchase price was allocated to intangible contract rights. The amount allocated to the building will be depreciated on a straight-line method over a forty year life. The intangible contract rights will be amortized on a straight-line basis over a fifteen year life.

     (7) Avalon financed $8,461,000 of the purchase price and therefore, interest expense attributable to the transaction has been reflected in the pro forma adjustments. The line of credit used to finance the acquisition has a current interest rate of 8.25%. This rate was used to compute interest expense in the pro forma adjustments.